                                                                     EXHIBIT 1.1

                            DEALER MANAGER AGREEMENT



_____________, 1998


NATIONSBANC MONTGOMERY SECURITIES LLC
J.P. MORGAN SECURITIES INC.
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

     INTRODUCTORY. MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), confirms its agreement with and appointment of NationsBanc Montgomery Securities LLC ("NMS") and J.P. Morgan Securities Inc. (together with NMS, the "Dealer Managers") to act as dealer managers in connection with the issuance by the Company to the holders of record other than VEBA Corporation, a Delaware corporation ("VEBA"), of the common stock, $0.01 par value, of the Company (the "Common Stock"), of transferable rights (each a "Right" and, collectively, the "Rights") entitling the holders of such Rights (the "Holders") to subscribe for shares of Common Stock (each a "Common Share" and, collectively, the "Common Shares"; such issuance is herein referred to as the "Rights Offering"). Pursuant to the terms of the Rights Offering, the Company is issuing each Holder [ ] Rights for each share of Common Stock held by such Holder on the record date (the "Record Date") set forth in the Prospectus (as defined herein). Such Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), at the price set forth in such Prospectus (the "Subscription Price"), one Common Share for each Right exercised on the terms and conditions set forth in such Prospectus, plus such additional Common Shares as permitted under the oversubscription privilege as set forth in the Prospectus.

     The Company entered into a Purchase Agreement, dated October 22, 1998 (the "Purchase Agreement"), pursuant to which VEBA (or its permitted transferees) is obligated to purchase from the Company in a private placement, subject to certain conditions, a specified number of shares of Common Stock (the "Private Placement Shares") at the Subscription Price. The Company has also entered into a Standby Agreement, dated October 22, 1998 (the "Standby Agreement"), pursuant to which VEBA (or its permitted transferees) is obligated, subject to certain conditions, to purchase from the Company any of the Shares not purchased by Holders of the Company in the Rights Offering (the "Standby Shares") at the Subscription Price.





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     The Company has prepared and filed with the Securities and Exchange
Commission (the "Commission") a registration statement on Form S-3 (File No. 333-65973) which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form filed with the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") or included pursuant to Rule 430A and Rule 424(b) under the Securities Act, is called the "Registration Statement." The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus included in the Registration Statement prior to the Effective Date. "Prospectus" shall mean the prospectus relating to the Common Shares and the Rights that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares and the Rights included in the Registration Statement at the Effective Date. "Rule 424" refers to such rule under the Securities Act. "Expiration Date" shall mean the expiration date of the Rights Offering as set forth in the Prospectus. The letters to beneficial owners of the Common Shares of the Company, forms used to exercise Rights, any letters from the Company to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use, approve, prepare or authorize for use in connection with the Rights Offering, are collectively referred to hereinafter as the "Supplemental Offering Materials." The Supplemental Offering Materials have been, or will be, prepared by the Company, and the preparation of them is the sole responsibility of the Company. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (and all other references of like import) in the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     The Company hereby confirms its agreements with the Dealer Managers as follows:




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     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
hereby represents, warrants and covenants to the Dealer Managers as of the later of the date hereof and the date of the commencement of the Rights Offering (such later date being hereinafter referred to as the "Representation Date"), as follows:

     (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the Securities Act. The Company will use its best efforts to cause the Registration Statement to be declared effective by the Commission under the Securities Act. As filed, the Registration Statement and Prospectus shall contain all required information, with respect to the Common Shares, the Rights and the offering of the Common Shares and, except to the extent the Dealer Managers shall agree to a modification, shall be in all substantive respects in the form furnished to the Dealer Managers prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Dealer Managers, prior to the Execution Time, will be included or made therein. The Company has complied and will comply to the Commission's satisfaction with all requests of the Commission for additional or supplemental information.

     On the Effective Date, the Registration Statement will, and when the Prospectus is first filed in accordance with Rule 424(b) (if required) and on the Representation Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Representation Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished to the Company by or on behalf of any Dealer Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), as set forth in Section 8(b). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been or will not be described or filed as required. The information contained in the Supplemental Offering Materials is materially accurate and complete for its intended purposes.

     (b) OFFERING MATERIALS FURNISHED TO DEALER MANAGERS. The Company has delivered to each Dealer Manager, and will deliver to each Dealer Manager on the Effective Date, one complete copy of the manually signed Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement




                                       3.

(without exhibits) and Preliminary Prospectuses and the Prospectus, as amended or supplemented, and copies of the Supplemental Offering Materials, in each case in such quantities and at such places as the Dealer Managers have reasonably requested.

     (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Expiration Date and the completion of the distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement and/or the Supplemental Offering Materials.

     (d) THE DEALER MANAGER AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms (assuming the due execution and delivery of this Agreement by the Dealer Managers), except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (e) AUTHORIZATION OF THE COMMON SHARES AND PRIVATE PLACEMENT SHARES. The Common Shares to be purchased by the Holders from the Company have been duly authorized for issuance and sale pursuant to the Prospectus and the Supplemental Offering Materials and, when issued and delivered by the Company will be validly issued, fully paid and nonassessable. The Private Placement Shares and Standby Shares to be purchased by VEBA (or its permitted transferees) have been duly authorized for issuance and sale pursuant to the Purchase Agreement and Standby Agreement, respectively, and, when issued and delivered by the Company will be validly issued, fully paid and nonassessable.

     (f) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     (g) NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or to the Company's knowledge any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business (other than incurring debt to VEBA AG and/or its affiliates under existing credit facilities described in the Prospectus), nor entered into any material transaction or agreement not in the ordinary course of




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business ; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (h) INDEPENDENT ACCOUNTANTS. KPMG Peat Marwick LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and Exchange Act.

     (i) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly (i) the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, (ii) the financial position of Posco Huls Co. Ltd. as of and at the dates indicated and the results of its operations and cash flows for the periods specified, and (iii) the financial position of Taisil Electronic Materials Corporation as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with (i) generally accepted accounting principles as applied in the United States with respect to the Company's consolidated financial statements, (ii) the Financial Accounting Standards, as approved by the Ministry of Finance and Economy of the Republic of Korea, with respect to Posco Huls Co. Ltd.'s financial statements, and (iii) generally accepted accounting principles as applied in the Republic of China with respect to Taisil Electronic Materials Corporation's financial statements, in each case as applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Data" and "Five-Year Selected Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

     (j) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. Each of the Company and its subsidiaries that are corporations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Purchase Agreement and the Standby Agreement. Each of the Company's subsidiaries that is not a corporation has been duly organized and is validly existing as a legal entity in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to





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own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and each subsidiary is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and MEMC Sarl, MEMC GmbH and MEMC U.K. Ltd.

     (k) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement or upon exercise of outstanding options or warrants described in the Registration Statement). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Registration Statement. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Registration Statement. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

     (l) STOCK EXCHANGE LISTING. The Common Stock is registered pursuant to
Section 12(b) of the Exchange Act and is listed, or in the case of the Private Placement Shares, Common Shares and the Standby Shares, will be listed upon official notice of issuance, on the New York Stock Exchange (the "NYSE"). The Rights will be listed on the NYSE upon official notice of issuance. The Company has taken no action designed to, or to the knowledge of the Company likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock or Rights from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.





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     (m) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR
APPROVALS REQUIRED. Except as disclosed in the Registration Statement, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement, the Purchase Agreement and the Standby Agreement and consummation by the Company of the transactions contemplated hereby and thereby and by the Registration Statement (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not individually or in the aggregate result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement, the Purchase Agreement and the Standby Agreement and consummation by the Company of the transactions contemplated hereby and thereby and by the Registration Statement, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, and except for applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company or any of its subsidiaries.

     (n) NO MATERIAL ACTIONS OR PROCEEDINGS. Except as disclosed in the Registration Statement, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the




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transactions contemplated by this Agreement, the Purchase Agreement or the
Standby Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent.

     (o) INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in the Registration Statement, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Except as disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

     (p) ALL NECESSARY PERMITS, ETC. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as presently conducted, except where the failure to possess such certificates, authorizations or permits, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, finding or settlement, would reasonably be expected to result in a Material Adverse Change.

     (q) TITLE TO PROPERTIES. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Registration Statement), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

     (r) TAX LAW COMPLIANCE. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where the failure to make such filings or make such payments, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in
Section 1(i) above in





                                       8.

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respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

     (s) COMPANY NOT AN "INVESTMENT COMPANY." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (t) INSURANCE. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

     (u) NO PRICE STABILIZATION OR MANIPULATION. The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Common Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone (other than the Dealer Managers) any compensation for soliciting purchases of, Common Shares of the Company or the Rights and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Common Shares, sell, bid for or purchase, apply or agree to pay to any person (other than the Dealer Managers) any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement). The foregoing shall not apply to the offer, sale, agreement to sell or delivery with respect to (1) Common Shares offered and sold upon exercise of the Rights, as described in the Prospectus, or (2) any shares of Common Stock sold pursuant to the Company's employee benefit plans.

     (v) RELATED PARTY TRANSACTIONS. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.




                                       9.

     (w) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

     (x) COMPANY'S ACCOUNTING SYSTEM. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except where the failure to maintain such a system could not reasonably be expected to result in a Material Adverse Change.

     (y) EXCHANGE ACT COMPLIANCE. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied when filed and will comply when filed in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and during the Subscription Period, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (z) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as disclosed in the Registration Statement and except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or




                                      10.

any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its subsidiaries has received written notice, and no written notice to the Company or its subsidiaries by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

     (aa) PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL COMPLIANCE. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

     (bb) ERISA COMPLIANCE. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in with ERISA except as would not, individually or in the aggregate, result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as disclosed in the Registration Statement, as of December 31, 1997 no "employee benefit plan"




                                      11.

established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     Any certificate signed by an officer of the Company and delivered to a Dealer Manager or to counsel for the Dealer Managers on the Representation Date shall be deemed to be a representation and warranty by the Company to each Dealer Manager as to the matters set forth therein.

     SECTION 2. AGREEMENT TO ACT AS DEALER MANAGERS.

     (a) APPOINTMENT OF DEALER MANAGERS. On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Rights Offering as set forth in the Prospectus;

          (i) The Company hereby appoints the Dealer Managers to solicit, in accordance with the Securities Act and the Exchange Act, and their customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement and the procedures described in the Registration Statement; and

          (ii) The Company agrees to furnish, or cause to be furnished, to the Dealer Managers, lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, stockholders as of the Record Date, and the Dealer Managers agree to use such information only in connection with the Rights Offering, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Managers to solicit exercises of Rights.

     (b) SERVICES OF DEALER MANAGERS. The Dealer Managers agree to provide to the Company, in addition to the services described in that certain Engagement Letter among the Company and the Dealer Managers, dated October 20, 1998 (the "Engagement Letter"), and in paragraph (a) of this Section 2, in accordance with the Dealer Managers' customary practices those other services in connection with the Rights Offering customarily performed by investment banks in rights offerings of a like nature.

     (c) STATUS OF DEALER MANAGERS. The Company and the Dealer Managers agree that the Dealer Managers are independent contractors with respect to the solicitation of the




                                      12.

exercise of Rights and the performance of the other services to the Company contemplated by this Agreement.

     (d) LIABILITY OF DEALER MANAGERS. In rendering the services contemplated by this Agreement, the Dealer Managers will not be subject to any liability to the Company or any of its affiliates, for any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Managers acting in such capacity) or any other person, and the Dealer Managers will not be liable for acts or omissions in performing their obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Managers of by reason of the reckless disregard of the obligations and duties of the Dealer Managers under this Agreement.

     (e) DEALER MANAGER FEES. The fees payable to the Dealer Managers for the services rendered and to be rendered pursuant to Section 2(a) and this Section 2(b) by the Dealer Managers are (i) $1,200,000 ($600,000 to each Dealer Manager) payable at the closing of the Rights Offering (which amount is also set forth in the Engagement Letter and shall not be in addition to the fees payable to the Dealer Managers pursuant to the terms of the Engagement Letter) and (ii) the reimbursement of the Dealer Manager's out-pocket expenses as described in
Section 4 and Section 6 of this Agreement.

     SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY.

     The Company further covenants and agrees with each Dealer Manager as follows:

     (a) DEALER MANAGER'S REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. The Company will use its best efforts to cause the Registration Statement and any amendment thereof, to become effective. During such period beginning on the date hereof and ending on the later of the Expiration Date or such date, as in the opinion of counsel for the Dealer Managers, the Prospectus is no longer required by law to be delivered in connection with sales pursuant to the exercise of the Rights (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Dealer Managers for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Dealer Managers reasonably object in a timely fashion.

     (b) SECURITIES ACT COMPLIANCE. After the date of this Agreement, the Company shall promptly advise the Dealer Managers in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any amendment or post-effective amendment to the Registration Statement or the Prospectus pursuant to Rule 424(b) or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that the





                                      13.

Registration Statement or any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

     (c) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Dealer Managers or counsel for the Dealer Managers it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Dealer Managers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (d) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS. The Company agrees to furnish the Dealer Managers, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein), and as many copies of the Supplementary Offering Materials, as the Dealer Managers may reasonably request.

     (e) BLUE SKY COMPLIANCE. The Company shall qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Dealer Managers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Dealer Managers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and





                                      14.

in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (f) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

     (g) TRANSFER AGENT. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

     (h) EARNINGS STATEMENT. As soon as practicable, the Company will make generally available to its security holders and to the Dealer Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     (i) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

     (j) EXCHANGE ACT COMPLIANCE. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

     (k) LISTING OF RIGHTS AND COMMON SHARES. The Company will use its best efforts to cause the Rights to be admitted to trading on a short term basis, and the Shares to be duly authorized for listing, by the New York Stock Exchange on or prior to the Record Date.

     (l) SOLICITATION INFORMATION. The Company will, or will cause the Subscription Agent, as defined in the Prospectus, to, advise the Dealer Managers of the names and addresses of the Holders of Rights, and the number of Rights held by them, on the Record Date, from time to time during the period of the Rights Offering, as to all of the names and addresses of transferees of Rights and the number of Rights transferred, and all exercises by Holders of Rights, the total number of Rights exercised by each Holder, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed, and as to such other information as the Dealer Managers may reasonably request; and will notify the Dealer Managers, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed, and as to such other information as the Dealer Managers may reasonably request.





                                      15.

     (m) NO STABILIZATION. The Company will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares.

     SECTION 4. PAYMENT OF EXPENSES. In addition to the compensation to the Dealer Managers as described Section 2(e)(i), or otherwise in connection with the Rights Offering, the Company agrees to pay directly, or reimburse the Dealer Managers for, all reasonable costs, fees and expenses incurred in connection with the performance of the Company's and the Dealer Managers' respective obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs),
(ii) all fees and expenses of the registrar and transfer agent of the Common Stock and the Subscription Agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Holders, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, the Supplemental Offering Materials, (vi) all filing fees, attorneys' fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Dealer Managers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto advising the Dealer Managers of such qualifications, registrations and exemptions, (vii) the filing fees incident to the NASD's review and approval of the Dealer Managers' participation in the offering and distribution of the Common Shares, (viii) all fees and expenses of counsel for the Dealer Managers, (ix) the fees and expenses associated with listing the Common Shares and Rights on the New York Stock Exchange, (x) all travel expenses, postage, facsimile and telephone charges incurred by the Company or the Dealer Managers; and (xi) all other fees, costs and expenses referred to in
Item 14 of Part II of the Registration Statement. The Company shall be liable for the foregoing payments whether or not the Rights Offering or the transactions contemplated thereby are commenced, withdrawn, terminated or cancelled; provided, however, that the Company shall not be obligated to reimburse the Dealer Managers for costs and expenses incurred by the Dealer Managers which, when aggregated with the costs and expenses reimbursed to the Dealer Managers pursuant to the terms of the Engagement Letter, exceed $400,000.

     SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE DEALER MANAGERS. The obligations of the Dealer Managers hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in
Section 1 hereof as of the Execution Time, as of the Representation Date and at all times during the Rights Offering, to the timely performance






                                      16.

by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) ACCOUNTANTS' COMFORT LETTER. On the Representation Date, the Dealer Managers shall have received from KPMG Peat Marwick LLP, independent public or certified public accountants for the Company, a letter dated the Representation Date addressed to the Dealer Managers, in form and substance previously agreed to by the Dealer Managers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (b) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM NASD. For the period from and after the Effective Date and prior to the Expiration Date:

          (i) the Registration Statement shall have become effective; the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

          (ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iii) the NASD shall have raised no objection to the fairness and reasonableness of the Dealer Manager terms and arrangements.

     (c) NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY CHANGE. For the period from and after the date of this Agreement, in the judgment of the Dealer Managers, there shall not have occurred any Material Adverse Change.

     (d) OPINION OF COUNSEL FOR THE COMPANY. On the Representation Date the Dealer Managers shall have received the favorable opinion of Bryan Cave LLP, special counsel for the Company, and such other counsel reasonably acceptable to the Dealer Managers, dated as of the Representation Date, the form of which is attached as Exhibit A.

     (e) OPINION OF COUNSEL FOR THE DEALER MANAGERS. On the Representation Date the Dealer Managers shall have received the favorable opinion of Cooley Godward LLP,




                                      17.

counsel for the Dealer Managers, dated as of the Representation Date, with respect to the matters set forth in paragraphs (i), (vii) (with respect to subparagraph (i) only), (ix), (x) (xi) and (xiii) (with respect to the captions "Description of Capital Stock" and "Plan of Distribution" under subparagraph (i)
only), (xii), and the next-to-last paragraph of Exhibit A.

     (f) OFFICERS' CERTIFICATE. On the Representation Date the Dealer Managers shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the Representation Date and in the name of and on behalf of the Company, to the effect set forth in subsections (b)(ii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to the Representation Date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Representation Date; and

          (iii) the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Representation Date.

     (g) ADDITIONAL DOCUMENTS. On the Representation Date, the Dealer Managers and counsel for the Dealer Managers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Dealer Managers by notice to the Company at any time, which termination shall be without liability on the part of any party to any other party, except that
Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 6. REIMBURSEMENT OF DEALER MANAGERS' EXPENSES. If this Agreement is terminated by the Dealer Managers pursuant to Section 5, Section 7 or Section 10(vii), or if the sale of the Common Shares to the Holders is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof or to consummate the transactions contemplated hereby, the Company agrees to reimburse the Dealer Managers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Dealer Managers in connection with the proposed Rights Offering and sale of the Common Shares, including but not limited to those expenses set forth in






                                      18.

Section 4 hereof; provided, however, that the Company shall not be obligated to reimburse the Dealer Managers for costs and expenses incurred by the Dealer Managers which, when aggregated with the costs and expenses reimbursed to the Dealer Managers pursuant to the terms of the Engagement Letter, exceed $400,000.

     SECTION 7. EFFECTIVENESS OF THIS AGREEMENT.

     This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Dealer Managers of the effectiveness of the Registration Statement under the Securities Act.

     Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Dealer Manager, except that the Company shall be obligated to reimburse the expenses of the Dealer Managers pursuant to Sections 4 and 6 hereof, (b) any Dealer Manager to the Company, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 8. INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE DEALER MANAGERS. The Company agrees to indemnify and hold harmless each Dealer Manager, its officers and employees, and each person, if any, who controls any Dealer Manager within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Dealer Manager or such controlling person may become subject, arising out of or in connection with the services rendered by the Dealer Managers to the Company in their capacities as dealer managers, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and to reimburse each Dealer Manager and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by NMS) as such expenses are reasonably incurred by such





                                      19.

Dealer Manager or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) as set forth in Section 8(b). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each Dealer Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Dealer Manager), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished to the Company by the Dealer Managers expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expenses as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Dealer Managers have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption "Plan of Distribution" in the Prospectus in the first three sentences of the paragraph relating to possible stabilizing transactions and the last sentence of the last paragraph; and the Dealer Managers confirm that such statements are correct. The indemnity agreement set forth in this
Section 8(b) shall be in addition to any liabilities that each Dealer Manager may otherwise have.





                                      20.

     (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NMS in the case of Section 8(b) and Section 9) which approval shall not unreasonably be withheld, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which written consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be




                                      21.

liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request (and reasonably satisfactory documentation thereof) and notice of such proposed settlement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     SECTION 9. CONTRIBUTION.

     If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Dealer Managers, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Dealer Managers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Managers, on the other hand, in connection with the offering of the Common Shares contemplated by this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares contemplated by this Agreement (before deducting expenses) received by the Company, and the total Dealer Manager fees and reimbursed expenses received by the Dealer Managers, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Dealer Managers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Dealer Managers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.





                                      22.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

     The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Dealer Manager shall be required to contribute any amount in excess of the fees actually received by such Dealer Manager in connection with the transactions contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective fees received as such fees are described under the caption "Plan of Distribution" in the Prospectus. For purposes of this Section 9, each officer and employee of a Dealer Manager and each person, if any, who controls a Dealer Manager within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Dealer Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 10. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by the Dealer Managers by notice given to the Company if at any time prior to the Expiration Date (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Dealer Managers is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of





                                      23.

securities; (iv) in the judgment of the Dealer Managers there shall have occurred any Material Adverse Change; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Dealer Managers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; (vi) if one or more of the conditions set forth in Section 5 provided for therein are not met and the Dealer Managers have given the Company notice thereof; or (vii) the Company amends the terms of the Rights Offering in a manner unacceptable to the Dealer Managers. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Dealer Manager, except that the Company shall be obligated to reimburse the expenses of the Dealer Managers pursuant to Sections 4 and 6 hereof, (b) any Dealer Manager to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

     SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Dealer Managers will remain in full force and effect, regardless of any investigation made by or on behalf of any Dealer Manager or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive any termination of this Agreement.

     SECTION 12. REFERENCE TO DEALER MANAGERS. The Company agrees that any reference to the Dealer Managers in the Prospectus or the Supplemental Offering Materials, or any other release, publication or communication to any party outside the Company is subject to the Dealer Managers' prior approval, which shall not be unreasonably withheld. If the Dealer Managers resign or are terminated prior to the dissemination of the Prospectus or the Supplemental Offering Materials, or any other release, publication or communication, no reference shall be made therein to the Dealer Managers without their prior written consent, except as may be required by law.

     SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Dealer Managers:

      NationsBanc Montgomery Securities LLC
      600 Montgomery Street
      San Francisco, California 94111
      Facsimile:  415-249-5558
      Attention:  Richard A. Smith

 with a copy to:





                                      24.

      NationsBanc Montgomery Securities LLC
      600 Montgomery Street
      San Francisco, California  94111
      Facsimile:  (415) 249-5553
      Attention:  David A. Baylor, Esq.

If to the Company:

      MEMC Electronic Materials, Inc.
      501 Pearl Drive (City of O'Fallon)
      P.O. Box 8
      St. Peters, MO  63376
      Facsimile:  (314) 279-5158
      Attention:  James M. Stolze
                  Chief Financial Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder.

     SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 16. GOVERNING LAW PROVISIONS; CONSENT TO JURISDICTION.

     (a) GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     (b) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in or the courts of the State of New York in each case located in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action





                                      25.

or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the services to the Company of the Dealer Managers in their capacities as dealer managers and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.






                                      26.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                          Very truly yours,

                          MEMC ELECTRONIC MATERIALS, INC.



                         --------------------------------------
                         [Title]



     The foregoing Dealer Manager Agreement is hereby confirmed and accepted by the Dealer Managers in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC

J.P. MORGAN SECURITIES INC.

BY NATIONSBANC MONTGOMERY SECURITIES LLC


By:

-------------------------------------------
[Title]











                                      27.

                                    EXHIBIT A



     Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Dealer Manager Agreement.

     References to the Prospectus in this Exhibit A include any supplements thereto at the Representation Date.

     (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Dealer Manager Agreement, the Purchase Agreement and the Standby Agreement.

     (iii) To such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Missouri.

     (iv) Each of MEMC Southwest Inc. and MEMC Pasadena, Inc. is a corporation validly existing and in good standing under the laws of the State of Delaware, and each of such corporations (collectively, the "U.S. Subsidiaries") has corporate power and authority to own, lease and operate its properties and to conduct its business.

     (v) All of the issued and outstanding capital stock of each such U.S. Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record by the Company, directly or through subsidiaries, and, to the knowledge of such counsel, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim.

     (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, or pursuant to exercise of options referred to in the Prospectus).

     (vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase shares of Common Stock of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the knowledge of such counsel, pursuant to any agreement to which the Company is a party.






                                      28.

     (viii) The Dealer Manager Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as Sections 8 and 9 of the Agreement as to which such counsel need not express an opinion and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     (ix) The Common Shares to be issued by the Company pursuant to the Rights Offering, the Purchase Agreement and the Standby Agreement have been duly authorized for issuance and sale and, when issued and delivered by the Company as set forth in the Prospectus, the Purchase Agreement or the Standby Agreement, as applicable, against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

     (x) Such counsel has been advised by the staff of the Commission that the Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

     (xi) The Registration Statement, the Prospectus (including any document incorporated by reference therein), and each amendment or supplement to the Registration Statement and the Prospectus (including any document incorporated by reference therein), as of their respective effective or issue dates (other than the financial statements and schedules and other financial and statistical data included (or incorporated by reference) therein or omitted therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

     (xii) The Common Shares and Rights have been approved for listing on the New York Stock Exchange.

     (xiii) The statements (i) in the Prospectus (directly or by incorporation by reference therein) under the captions "Risk Factors--Restrictive Covenants Tied to Change of Control" and "--Risks of Taisil Joint Venture," "Recent Developments," "The Rights Offering--Stock Sale to VEBA Corporation" and "--Standby Agreement," "Business--Joint Ventures," "Certain Relationships and Related Transactions," "Certain Federal Income Tax Considerations," "Description of Capital Stock," "Item 5 - Other Events" (Current Report on Form 8-K filed October 22, 1998), "Item 2 - Properties" (Annual Report on Form 10-K/A filed October 22, 1998), and "Employment Agreements" (pages 16 through 18 of the Proxy Statement for the 1998 Annual Meeting of the Company), and (ii) in Item 15 of
Part II of the Registration Statement, insofar as such statements constitute matters of law or summaries of legal matters, the Company's charter or by-law provisions, documents, agreements or legal proceedings, has been






                                      29.

reviewed by such counsel and fairly present and summarize, in all material respects, the matters, provisions, documents, agreements or proceedings referred to therein.

     (xiv) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

     (xv) To the knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     (xvi) No consent, approval, authorization or other order of, or registration or filing with, any federal or Missouri court, regulatory body or other governmental authority or agency, is required for the execution, delivery and performance of the Dealer Manager Agreement, the Purchase Agreement and Standby Agreement by the Company and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

     (xvii) The execution and delivery of the Dealer Manager Agreement, the Purchase Agreement and the Standby Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of such agreements, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company; (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, to the knowledge of such counsel, pursuant to any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein; or (iv) to the knowledge of such counsel, will not result in any violation of any federal or Missouri law, administrative regulation or administrative or court decree recognized by such counsel as applicable to the Company.

     (xviii) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

     (xix) Except as disclosed in the Prospectus under the caption "Risk Factors--Shares Eligible for Future Sale," to the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Dealer Manager Agreement except for such rights as have been duly waived.






                                      30.

     (xx) Each document filed pursuant to the Exchange Act (other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus, as amended, complied when so amended and filed as to form in all material respects with the Exchange Act.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Dealer Managers at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the Representation Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial, statistical or other data or schedules derived therefrom, included or incorporated by reference in or omitted from the Registration Statement or the Prospectus or any amendments or supplements thereto).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of Missouri, the Delaware General Corporation Law, or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Representation Date), shall be reasonably satisfactory in form and substance to the Dealer Managers, shall expressly state that the Dealer Managers may rely on such opinion as if it were addressed to them and shall be furnished to the Dealer Managers) of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Dealer Managers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials; provided, however, that any opinion that relates to the Delaware General Corporation Law may be delivered by Richards Layton & Finger, P.A. In addition, the foregoing opinion may contain customary assumptions and qualifications.






                                      31.

                             _______________ Shares



                         MEMC ELECTRONIC MATERIALS, INC.



                                  Common Stock





                            Dealer Manager Agreement

                                dated [___], 1998

                               TABLE OF CONTENTS

Section 1.   Representations and Warranties of the Company......................     3
        (a)  Compliance with Registration Requirements..........................     3
        (b)  Offering Materials Furnished to Dealer Managers....................     3
        (c)  Distribution of Offering Material By the Company...................     4
        (d)  The Dealer Manager Agreement.......................................     4
        (e)  Authorization of the Common Shares and Private Placement Shares....     4
        (f)  No Applicable Registration or Other Similar Rights.................     4
        (g)  No Material Adverse Change.........................................     4
        (h)  Independent Accountants............................................     5
        (i)  Preparation of the Financial Statements............................     5
        (j)  Incorporation and Good Standing of the Company and its Subsidiaries.    5
        (k)  Capitalization and Other Capital Stock Matters.....................     6
        (l)  Stock Exchange Listing.............................................     6
        (m)  Non-Contravention of Existing Instruments; No Further
             Authorizations or Approvals Required...............................     7
        (n)  No Material Actions or Proceedings.................................     7
        (o)  Intellectual Property Rights.......................................     8
        (p)  All Necessary Permits, etc.........................................     8
        (q)  Title to Properties................................................     8
        (r)  Tax Law Compliance.................................................     8
        (s)  Company Not an "Investment Company."...............................     9
        (t)  Insurance..........................................................     9
        (u)  No Price Stabilization or Manipulation.............................     9
        (v)  Related Party Transactions.........................................     9
        (w)  No Unlawful Contributions or Other Payments........................    10
        (x)  Company's Accounting System........................................    10
        (y)  Exchange Act Compliance............................................    10
        (z)  Compliance with Environmental Laws.................................    10
        (aa) Periodic Review of Costs of Environmental Compliance...............    11




                                       i.

       (bb)  ERISA Compliance....................................................   11
Section 2.   Agreement to Act as Dealer Managers.................................   12
        (a)  Appointment of Dealer Managers......................................   12
        (b)  Services of Dealer Managers.........................................   12
        (c)  Status of Dealer Managers...........................................   12
        (d)  Liability of Dealer Managers........................................   13
        (e)  Dealer Manager Fees.................................................   13
Section 3.   Additional Covenants of the Company.................................   13
        (a)  Dealer Manager's Review of Proposed Amendments and Supplements......   13
        (b)  Securities Act Compliance...........................................   13
        (c)  Amendments and Supplements to the Prospectus and Other
             Securities Act Matters..............................................   14
        (d)  Copies of any Amendments and Supplements to the Prospectus..........   14
        (e)  Blue Sky Compliance.................................................   14
        (f)  Use of Proceeds.....................................................   15
        (g)  Transfer Agent......................................................   15
        (h)  Earnings Statement..................................................   15
        (i)  Periodic Reporting Obligations......................................   15
        (j)  Exchange Act Compliance.............................................   15
        (k)  Listing of Rights and Common Shares.................................   15
        (l)  Solicitation Information............................................   15
        (m)  No Stabilization....................................................   16
Section 4.   Payment of Expenses.................................................   16
Section 5.   Conditions of the Obligations of the Dealer Managers................   16
        (a)  Accountants' Comfort Letter.........................................   17
        (b)  Compliance with Registration Requirements; No Stop
             Order; No Objection from NASD.......................................   17
        (c)  No Material Adverse Change or Ratings Agency Change.................   17
        (d)  Opinion of Counsel for the Company..................................   17
        (e)  Opinion of Counsel for the Dealer Managers..........................   17
        (f)  Officers' Certificate...............................................   18





                                      ii.

        (g) Additional Documents..................................................   18
Section 6.  Reimbursement of Dealer Managers' Expenses............................   18
Section 7.  Effectiveness of this Agreement.......................................   19
Section 8.  Indemnification.......................................................   19
        (a) Indemnification of the Dealer Managers................................   19
        (b) Indemnification of the Company, its Directors and Officers............   20
        (c) Notifications and Other Indemnification Procedures....................   21
        (d) Settlements...........................................................   21
Section 9.  Contribution..........................................................   22
Section 10. Termination of this Agreement.........................................   23
Section 11. Representations and Indemnities to Survive Delivery...................   24
Section 12. Reference to Dealer Managers..........................................   24
Section 13. Notices...............................................................   24
Section 14. Successors............................................................   25
Section 15. Partial Unenforceability..............................................   25
Section 16. Governing Law Provisions; Consent to Jurisdiction.....................   25
        (a) Governing Law Provisions..............................................   25
        (b) Consent to Jurisdiction...............................................   25
Section 17. General Provisions....................................................   26
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                                      iii.